EXHIBIT 4.6

                  ASSIGNMENT OF INCIDENTAL REGISTRATION RIGHTS


     This Assignment, dated the 29th day of March, 1996, by Air Partners, L.P., a Texas limited partnership ("Air Partners") in favor of each of the limited partners of Air Partners named on Exhibit "A" hereto (individually, a "Partner" and collectively, the "Partners"). Capitalized terms used but not defined herein shall have the meanings specified in the Registration Rights Agreement among Air Partners, L.P., Air Canada and Continental Airlines, Inc., dated as of April 26, 1993 (the "Registration Rights Agreement").

                              W I T N E S S E T H :

     WHEREAS, pursuant to a memorandum addressed to the Partners dated the date hereof (the "Memorandum"), Air Partners determined to make a distribution to the Partners, effective as of the date hereof, of the shares of Class B common stock of Continental (the "Shares") held by Air Partners; and

     WHEREAS, Air Partners has the right to request the incidental registration of the Registrable Shares (which include the Shares) by Continental pursuant to the Registration Rights Agreement;

     NOW, THEREFORE, in connection with the distribution of the Shares to the Partners, and subject to the prior execution by each Partner of the Letter of Instruction attached to the Memorandum, Air Partners does hereby assign to each Partner in respect of the Shares distributed to it (i) the right to request incidental registration of such Shares in accordance with Section 2.2 of the Registration Rights Agreement (the "Incidental Registration Rights") and (ii) all other rights under the Registration Rights Agreement necessary solely in connection with any exercise of the Incidental Registration Rights by such Partner; provided that no Partner may assign the Incidental Registration Rights assigned to it hereunder to any other Person.

     IN WITNESS WHEREOF, Air Partners has caused this Assignment Agreement to be duly executed and delivered as of the date first above written.

                              AIR PARTNERS, L.P.


                              By:__________________________________
                              Name:
                              Title:
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                                   EXHIBIT "A"


1992 AIR GP

AIR II GENERAL, INC.

DAVID BONDERMAN

BONDERMAN FAMILY LIMITED PARTNERSHIP

ESTATE OF LARRY L. HILLBLOM

DHL MANAGEMENT SERVICES, I

LECTAIR PARTNERS

SUN AMERICA, INC.

ELI BROAD

AMERICAN GENERAL CORPORATION

DONALD STURM

CONAIR LIMITED PARTNERS, L.P.

BONDO AIR L.P.